Exhibit 99.3

Ozop Energy Solutions - Mission Complete!

Pearl Harbor 1 MW Power Supply Modification

Warwick, NY-October 21, 2021 –Ozop Energy Solutions. (OZSC), (“Ozop” or the “Company”), announced today that its wholly owned subsidiary, Power Conversion Technologies, Inc. (PCTI), has completed the modifications and commissioning of the 1 MW power supply that will be used in a classified nuclear propulsion application of the U.S. Navy.

OZOP’s investors have been watching the progress of the Pearl Harbor project at PCTI over the past few months. We are proud to say “Mission Complete.” PCTI finalized the Pearl Harbors modifications over the past couple weeks. PCTI and the Pearl Harbor team have been putting the power supply through its trials at the United States Naval base. At the end of this period PCTI received the “thumbs up” from the Pearl Harbor team as the power supply completed the testing requirements. As the testing is now done, we look forward to the power supply to go into service in January of 2022.

“I just would like to express how proud I am of the PCTI team from the modifications through the commissioning.” said Bill Yargeau, President of PCTI . “We are grateful that the US Navy has placed such a high level of trust in PCTI to develop and now modify the power supply to support their multi-billion-dollar equipment”.

About Power Conversion Technologies, Inc.

Power Conversion Technologies, Inc. designs, engineers, manufactures and distributes standard and custom power electronic solutions for industrial, military and sustainable energy sectors. Founded in 1991 and located in East Butler, Pennsylvania, PCTI’s mission is to be the global leader for high power electronics with the highest standard of reliability, quality and continued innovation. For more information on PCTI please follow us on our website www.pcti.com or Twitter, Facebook and LinkedIn.

https://twitter.com/power_conv_tech

https://www.facebook.com/PowerConversionTech

https://www.linkedin.com/company/power-conversion-technologies-inc-

About Ozop Energy Solutions.

Ozop Energy Solutions (http://ozopenergy.com/) designs, develops, manufactures, and distributes ultra-high-power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a leading Manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We are always among the first to receive the newest technology, products, and application techniques. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

https://twitter.com/OzopEnergy

https://www.facebook.com/OzopEnergy/

The Waypoint Refinery (discord.com)

Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

Media Relations Contact - Ozop

Rubenstein Public Relations

212-805-3055

bhyland@rubensteinpr.com

Investor Relations Contact – Ozop

The Waypoint Refinery, LLC

845-397-2956

www.thewaypointrefinery.com